Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Ares Capital Corporation:

We consent to the use of our report dated March 2, 2009, with respect to the consolidated financial statements of Ares Capital Corporation and our report dated March 24, 2009 on the senior securities table of Ares Capital Corporation included herein, and to the references to our firm under the headings Selected Financial and Other Data and Independent Registered Public Accounting Firm in the registration statement.

Los Angeles, California

March 24, 2009